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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT
                            BROWN SHOE COMPANY, INC.

                                   MAY 1, 2005


                                                         State or Country
                                Name                     of Incorporation
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
Bennett Footwear Group LLC                               Delaware
Bennett Footwear Retail LLC                              Delaware
Brown California, Inc.                                   California
Brown Cayman Ltd.                                        Cayman Islands
Brown Group Dublin Limited                               Ireland
Brown Group Retail, Inc.                                 Pennsylvania
Brown Missouri, Inc.                                     Missouri
Brown Retail Development Company                         Louisiana
Brown Shoe Company of Canada Ltd                         Canada
Brown Shoe de Mexico, S.A. de C.V.                       Mexico
Brown Shoe International Corp.                           Delaware
Brown Shoe Investment Company, Inc.                      Delaware
Brown Shoe International Sales and Licensing S.r.l.      Italy
Brown Shoe International Sales and Licensing Limited     Hong Kong
Brown Texas, Inc.                                        Texas
Buster Brown & Co.                                       Missouri
CV Missouri L.L.C.                                       Missouri
DongGuan Leeway Footwear Company Limited                 China
Laysan Company Limited                                   Hong Kong
Leeway International Company Limited                     Hong Kong
Maryland Square, Inc.                                    Missouri
Maserati Footwear, Inc.                                  New York
PIC International Corporation                            Cayman Islands
Pagoda International Corporation do Brazil, LTDA         Brazil
Pagoda International Footwear Limited                    Hong Kong
Pagoda Leather Limited                                   Hong Kong
Pagoda Trading North America, Inc.                       Missouri
Shoes.com (91% owned)                                    Delaware
Sidney Rich Associates, Inc.                             Missouri
Whitenox Limited                                         Hong Kong


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EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT (CONTINUED)


Brown Group Retail, Inc. does business under the following names:

Factory Brand Shoes
Famous Footwear
Naturalizer
Naturalizer Etc.
Naturalizer Outlet
Naturalizer Shoes
Naturalizer West
Supermarket of Shoes
Via Spiga
Warehouse Shoes

Brown Shoe Company of Canada, Ltd. does business under the following names:

F. X. LaSalle
Naturalizer